Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31012, 333-74624, 333-116952, 333-116953, 333-123516, 333-128860, 333-133840, 333-141494, 333-151033, 333-159027 and 333-166742) and Form S-3 (No. 333-155531 and 333-148043) of The Walt Disney Company of our report dated November 24, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, CA

November 24, 2010